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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Speedway Motorsports, Inc. on Form S-8 of our report dated March 27, 2002, appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
May 31, 2002